EXHIBIT 10.8

                            CLIENT SERVICE CONTRACT

                                              DSHS Contract number:   0012-80943

This Contract is between the State of Washington Department of Social and Health Services (DSHS) and the Contractor identified below.

Contractor name:   L.L. Brown International

Contractor  address:  19435 68th  Avenue  South,  Suite  S-105,  Kent,  WA 98032

Contractor  contact:  Scott-Brown, Carolyn

Contractor  Social Security number or Federal employer identification number
            (mandatory, for tax purposes):  91-1566134

Contractor Telephone (425) 251-8086
Contractor Fax       (425) 251-8062
Contractor e-mail    11brown@seanet.com

DSHS Administration:                ESA
DSHS Division:                      Region 5
DSHS Contract Code:                 3003
DSHS Contact name and title:        Margaret A. Gonzales
DSHS Contact address:               2121 South State Street,
                                    MS: N27-1, Tacoma, WA 98405
Contract start date:                07/01/00
Contract end date:                  06/30/01
Contractor signature:               /s/ Caroloyn Scott Brown
Printed name and title:             Carolyn Scott Brown
Date signed:                        6/26/2000



TERMS AND CONDITIONS

1. Definitions. The words and phrases listed below, as used in this Contract, shall each have the following definitions:

     a. "Central Contract Services" means the DSHS Office of Legal Affairs, Central Contract Services, or successor section or office.

     b. "Contract" means the entire written agreement between DSHS and the Contractor, including all documents attached or incorporated by reference.

     `c. "Contracting Officer" means the Contracts Administrator, or successor, of Central Contract Services or successor section or office.

     d. "Contractor" means the individual or entity performing services pursuant to the Contract and includes the Contractor's owners, members, officers, directors, partners, employees, and/or agents unless otherwise stated in this Contract. For purposes of any permitted Subcontract, "Contractor" includes any Subcontractor and its owners, members, officers, directors, partners, employees, and/or agents.

     e. "CSO" means the local Community Service Office where participants are assigned to a WorkFirst Case Manager or Refugee Social Worker.

     f. "DSHS" or "the department" or "the Department" means the State of Washington Department of Social and Health Services and its employees and authorized agents.

     g. "FAQ" means the Financial Assessment Questionnaire requested by DSHS to determine the financial stability of a Contractor.

     h. "IRP" means the Individual Responsibility Plan setting forth the participant's responsibilities in participating in WorkFirst and the services the department will provide.

     i.   "Participant" means the DSHS client enrolled in the WorkFirst Program.

     j. "RCW" means the Revised Code of Washington. All references in this Contract to RCW chapters or sections shall include any successor, amended, or replacement statute.



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     k.   "Regulation" means any federal,  state, or local regulation,  rule, or ordinance.

     1. "Subcontract" means a separate agreement or contract between the Contractor and an individual or entity ("Subcontractor") to perform all or a portion of the duties and obligations that the Contractor is obligated to perform pursuant to the Contract.

     m. "WAC" means the Washington Administrative Code. All references in this Contract to WAC chapters or sections shall include any successor, amended, or replacement regulation

     n. "WorkFirst Program" means Washington State's welfare reform program created to assist financially struggling families.

                              TERMS AND CONDITIONS

2. Statement of Work. The Contractor shall provide services as described in the attached Exhibit(s) to all participants whom DSHS refers to the Contractor.

3. DSHS WorkFirst Internet Web Site. The Contractor agrees to keep current on all WorkFirst Program guidelines and procedures by logging on to: http://www.wa.gov/WOf~KFIRST. DSHS will assume the Contractor can access this site on a regular basis for current program information. The
     Contractor must notify DSHS in writing if they do not have Internet capabilities.

4., Employment Retention Services. Effective September 1, 2000, all Employment Retention (RS) Services will be provided solely through the Employment Security Department. DSHS will not contract for RS services beyond August 31, 2000 and all existing contracts for this service shall become null and void effective August 31, 2000.

5. Participant Referrals. DSHS shall refer participants to the Contractor only on an as-needed basis and does not guarantee any participants will be referred to the Contractor. DSHS reserves the right to withdraw any participant referred to the Contractor.

6.   Contractor Information.

     a. Contractor Intake Form. The Contractor shall complete and submit the DSHS Contractor Intake Form to DSHS within ten (10) working days of execution of this Contract.

     b. Change in Circumstances. The Contractor shall forward to DSHS within ten (10) working days, any information concerning the Contractors change of circumstances. Changes in the Contractor's circumstances include change of business name, address, telephone number, fax number, e-mail address, business status and names of staff who are current state employees.

     c. FAQ. The Contractor shall complete and submit ----- the DSHS FAQ to the Office of Financial Recovery, PO Box 9501, Olympia, WA 98504 within ten (10) working days of execution of this Contract unless the Contractor submitted one within the past year from the date of execution of this Contract. DSHS may terminate this contract if the Contractor fails to submit the FAQ in a timely manner, or due to adverse findings of the FAQ.

7. Interpretation and Translation Services. The Contractor shall provide interpreter and translation services as necessary to perform the obligations of the contract. Except as otherwise provided in the Statement(s) of Work, DSHS shall not compensate the Contractor for interpreter or translation services.

8. Survival of Obligations. In the event a participant has not completed a course of services that began prior to the end date of the contract, the Contractor shall continue to provide the service in accordance with the terms and conditions of the contract until completion of said service.

9.   Contract Management

     a. The Program Manager for each of the parties shall be responsible for and shall be the contact person for all communications and billings regarding the performance of this Contract.



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     b.   The DSHS Program Manager for services is Margaret Gonzales, 2121 South
          State Street, N27- 1, Tacoma, WA 98405; en7ail: gonzan7a@dshs. wa. gov : or his/her designee.

     C. The Contractor's Program Manager for services is Carolyn Scott-Brown, 194-6e Ave. So Suite S104, Kent., WA 98032-2114: or his/her designee.

                              TERMS AND CONDITIONS


10.  Billing and Payment.

     a. Amount of Compensation. The total amount payable to the Contractor for satisfactory performance shall be paid in accordance with the fee schedule set out in the attached Exhibit(s).

     b. Time and Method of Payment. DSHS shall pay the Contractor upon receipt of properly completed invoices submitted not more often than monthly and within thirty (30) days after the last day of the month in which services were provided. Payment shall be considered timely if made by DSHS within 30 days after receipt of properly completed invoices.

                   The Contractor shall submit invoices for payment in accordance with Billing Procedures provided to the Contractor by DSHS. The Billing Procedures, including all revisions, are incorporated by reference. DSHS will assume the Contractor has received any revision electronically or three days after DSHS deposits them in the United States Mail to the Contractor at the most recent address provided to DSHS by the Contractor.

                   DSHS may withhold payments claimed by the Contractor for services rendered if the Contractor fails to satisfactorily comply with any term or condition of this Contract.

11. Duplication of Payment The Contractor shall not bill DSH for services under this Contract when the Contractor is being paid by another source for those services. The Contractor shall ensure that work to be performed does not duplicate work to be charged to DSHS under any other Contract or Agreement with the Contractor.

12. Reporting and Review Requirements. The Contractor shall collect outcome information as requested by the DSHS Program Manager. The Contractor shall gather information compiled on a monthly cumulative updated basis and forward electronically to the DSHS Program Manager by the 1 Oth of each month. The Contractor shall notify DSHS within 15 days of signing the Contract if the Contractor needs an alternate method other than the electronic format for data collection.

     Failure on the part of the Contractor to carry out the reporting requirements may result in nonpayment and/or termination of this Contract.

13. Site Reviews. DSHS reserves the right to conduct reviews of the service location sites at regular intervals. The Contractor agrees to make available to DSHS all client files, billing documentation, and staff information as requested by DSHS.

14. Limitation on Payment. DSHS shall only pay the Contracto for authorized services provided in accordance with this Contract. If this Contract is terminated for any reason, DSHS shall only pay for services authorized and provided through the date of termination.

15. Advance Payments Prohibited. DSHS shall not make any payments in advance or anticipation of the delivery of goods or services to be provided pursuant to this Contract.

16. Assignment. The Contractor may not assign this Contract, or any rights or obligations contained in this Contract, to a third party.

17. Compliance with Applicable Law. At all times during the term of this Contract, the Contractor shall comply with all applicable federal, state, and local laws and regulations.



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                              TERMS AND CONDITIONS

18. Confidentiality of Client Information. The Contractor shall not use or disclose any information concerning any client for any purpose not directly connected with the administration of the Contractor's responsibilities under this Contract except by prior written consent of the client or as permitted by law.

19. Contractor Certification Regarding Ethics. The Contractor certifies that the Contractor is in compliance with Chapter 42.52 Revised Code of Washington, Ethics in Public Service, and shall comply with Chapter 42.52 Revised Code of Washington throughout the term of this Contract.

20. Contractor Not an Employee of DSHS. For purposes of this Contract, the Contractor acknowledges that the Contractor is an independent contractor and not an officer, employee, or agent of DSHS or the State of Washington. The Contractor shall not hold the Contractor or any of the Contractor's employees out as, nor claim status as, an officer, employee, or agent of DSHS or the State of Washington. The Contractor shall not claim for the Contractor or the Contractor's employees any rights, privileges, or benefits which would accrue to an employee of the State of Washington. The Contractor shall indemnify and hold DSHS harmless from all obligations to pay or withhold federal or state taxes or contributions on behalf of the Contractor or the Contractor's employees, unless otherwise specified in this Contract.

21.  Disputes.  Either  party who has a dispute  concerning  this  Contract  may
     request  an  adjudicative   proceeding.   A  request  for  an  adjudicative
     proceeding must:

     a. be received by the Office of Financial Recovery (OFR) at Post Office Box 9501, Olympia, Washington 98507-9501 no later than twenty-eight
          (28) days after contract expiration or termination;
     b. be sent by certified mail (return receipt) or other manner that proves OFR received the request;
     C.   include a statement explaining the party's position; and
     d.   include a copy of this Contract.

     Timely and complete requests may be scheduled for a formal hearing by the Office of Administrative Hearings. The Contractor may be offered a pre-hearing/alternative dispute resolution conference in an attempt to resolve the dispute prior to the hearing. Disputes involving nursing home rates and the contract procurement process shall not be entitled to an adjudicative proceeding. The amount of any rate set by law, regulation, or DSHS policy is not disputable.

22. Execution, Amendment and Waiver. This Contract shall be binding on DSHS only upon signature by DSHS. This Contract may be altered, amended, or waived by a written amendment executed by both parties, except that only the Contracting Officer or the Contracting Officers designee has authority to waive these Terms and Conditions on behalf of DSHS.

23. Governing Law and Venue. This Contract shall be governed by the laws of the State of Washington. In the event of a lawsuit involving this Contract, venue shall be proper only in Thurston County, Washington.

24. Indemnification and Hold Harmless. The Contractor shall be responsible for and shall indemnify and hold DSHS harmless from all liability resulting from the acts or omissions of the Contractor and any subcontractor.

25.  Inspection; Maintenance of Records.


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                              TERMS AND CONDITIONS

     a. During the term of this Contract and for one (1) year following termination or expiration of this Contract, the Contractor shall give reasonable access to the Contractor's place of business, client records, and Contractor records to DSHS and to any other employee or agent of the State of Washington or the United States of America for the purpose of inspecting the Contractor's place of business and its records, and monitoring, auditing, and evaluating Contractor performance and compliance with applicable laws, regulations, and this Contract.

     b. During the term of this Contract and for six (6) years following termination or expiration of this Contract, the Contractor shall maintain records sufficient to:

          (1) Document performance of all acts required by law, regulation, or this Contract;
          (2) Substantiate the Contractor's statement of its organization's structure, tax status, capabilities, and performance; and Demonstrate accounting procedures, practices, and records which sufficiently and properly document the Contractor's invoices to DSHS and all expenditures made by the Contractor to perform as required by this Contract.

26. Insurance. During the term of this Contract, the Contractor shall comply with the following insurance requirements:

     a. Commercial General Liability Insurance (CGL): The Contractor shall at all times during the term of this contract carry and maintain commercial general liability insurance which covers bodily injury, property damage and contractual liability with the following minimum limits: Each Occurrence - $1,000,000; General Aggregate - $2,000,000. The State of Washington, DSHS, and their agents and employees shall be named as additional insureds on the CGL insurance policy.

     b. Business Auto Policy (BAP): The Contractor shall maintain automobile liability insurance when vehicles owned by the Contractor or its employees or subcontractors are used to transport DSHS clients served under this Contract with the following minimum limits: $1,000,000 per accident.

     C. Professional Liability Insurance (PL): The Contractor shall carry and maintain professional liability insurance for any service that involves rendering professional services, either directly or indirectly. Such coverage shall cover losses caused by errors and omissions in rendering professional services and shall have the following minimum limits: $300,000 per incident, loss or person. The Contractor shall ensure that employees and any subcontractors are covered by professional liability insurance.

     d. Industrial Insurance (Worker's Compensation) Coverage: The Contractor shall at all times comply with all applicable industrial insurance worker's compensation, occupational disease, and occupational health and safety laws, statutes, and regulations to the full extent applicable. The State shall not be held responsible in any way for such claims filed by the Contractor or its employees for service(s) performed under the terms of this Contract.

     e. Employers Liability ("Stop Gar)") Insurance: Unless otherwise excluded from maintaining worker's compensation coverage under RCW 51.12.020, the Contractor shall purchase insurance to cover gaps in worker's compensation with the following minimum limits: Bodily injury by accident, each accident $1,000,000; bodily injury by disease, each employee $1,000,000; bodily injury by disease, policy limit $1,000,000.

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                              TERMS AND CONDITIONS

     f. The Contractor shall ensure that all subcontractors who provide services pursuant to this Contract shall have and maintain the same types and limits of insurance coverage as required of the Contractor in this Contract.

     g. Additional Provisions: All insurance policies required under this Contract shall include the following provisions:

          1. Material Changes: In accordance with the Revised Code of Washington, DSHS shall be given 45 days' advance notice of any material change to or cancellation of any insurance policies or coverage for services provided pursuant to this Contract.

          2. Insurance Carrier Rating: The insuranc required shall be issued by insurance companies authorized to do business within the state of Washington. Insurance is to be placed with an insurer that has a "Best" rating of A-, Class VII or better. Any exception must be approved by the DSHS Office of Risk Management. Exceptions include placement with a "Surplus Lines" insurer or an insurer with a Best's rating lower than A-, Class V11.

          3. The limits of all insurance required t be provided by the Contractor shall be no less than the minimum amounts specified. However, coverage in the amounts of these minimum limits shall not be construed to relieve the Contractor from liability in excess of such limits. All insurance provided in compliance with this Contract shall be primary as to any other insurance or self-insurance programs afforded to or maintained by the State. t

          4. Each insurance policy shall include a "separation of insured" provision and definition.

          5. By requiring insurance herein, the State of Washington and DSHS do not represent that the coverage and limits specified herein will be adequate to protect the Contractor, and such coverage and limits shall not limit the Contractor's liability under the indemnities and reimbursements granted to the State and DSHS in this Contract. The Contractor waives all rights against DSHS and the State for the recovery of damages to the extent they are covered by insurance..

          6. The Contractor shall not provide services under this Contract before submitting a Certificate of Insurance for each required coverage to the DSHS Risk Manager, Office of Risk Management, Post Office Box 5896, Olympia, Washington 98504-5896. Each Certificate of Insurance shall be executed by a duly-authorized representative of each insurer, showing compliance with the insurance requirements specified in this Contract. The Certificate of Insurance for each required policy shall reference this Contract number.

27. Nondiscrimination. The Contractor shall comply with all applicable federal, state, and local nondiscrimination laws and regulations.

28. Notice of Overpayment If the Contractor receives a Vendor Overpayment Notice or a letter communicating the existence of an overpayment from DSHS, the Contractor may protest the overpayment determination by requesting an adjudicative proceeding pursuant to RCW 43.20B.

29. Obligation to Ensure Health and Safety of Clients. The Contractor shall ensure the health and safety of any client for whom services are provided by the Contractor.

30. Order of Precedence. In the event of an inconsistency in this Contract, unless otherwise provided herein, the inconsistency shall be resolved by giving precedence, in the following order, to:


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                              TERMS AND CONDITIONS

            a. Applicable federal, state, and local law and regulations;

            b. The Terms and Conditions contained in this Contract; and

            c. Any document attaced or incorporated by reference.

31. Ownership of Material. Materials created by the Contractor and paid for by DSHS as a part of this Contract shall be owned by DSHS, and shall be "works for hire" as defined by the U.S. Copyright Act of 1976. This material includes, but is not limited to: books, computer programs, documents, films, pamphlets, reports, sound reproductions, studies, surveys, tapes, and/or training materials. Material which the Contractor uses to perform this Contract, but which is not created for or paid for by DSHS is owned by the Contractor; however, DSHS shall have a perpetual license to use this material for DSHS internal purposes at no charge to DSHS.

32. Severability; Conformity. The provisions of this Contrac are severable. If any provision of this Contract, including any provision of any document attached or incorporated by reference, is held invalid by any court, that invalidity shall not affect the other provisions of this Contract and the invalid provisions shall be considered modified to conform to existing law.

33. Single Audit Act Compliance. If the Contractor is a subrecipient of federal awards as defined by the Office of Management and Budget (OMB) Circular A-1 33, the Contractor shall maintain records that identify all federal funds received and expended. Such funds shall be identified by the appropriate OMB Catalog of Federal Domestic Assistance Numbers. The Contractor shall make the Contractor's records available for review or audit by officials of the federal awarding agency, the General Accounting Office, DSHS, and the Washington State Auditor's Office. The Contractor shall incorporate OMB Circular A-1 33 audit requirements into all contracts between the Contractor and its subcontractors who are subrecipients. The Contractor shall comply with any future amendments to OMB Circular A-1 33 and any successor or replacement Circular or regulation.

     If the Contractor expends $300,000 or more in federal awards from any and/or all sources in any fiscal year beginning after June 30, 1996, the Contractor shall procure and pay for a single or program specific audit for that year. Upon completion of each audit, the Contractor shall submit to the DSHS Contact named in this Contract the data collection form and reporting package specified in OMB Circular A-1 33, reports required by the program-specific audit guide (if applicable), and a copy of any management letters issued by the auditor.

34. Subcontracting. Except as otherwise provided in this Contract, the Contractor may not subcontract any of the contracted services without the prior, written approval of DSHS. The Contractor shall be responsible for the acts and omissions of any subcontractor.

35. Termination Due to Change in Funding. If the funds that DSHS relied upon to establish this Contract are withdrawn, reduced, or limited, or if additional or modified conditions are placed on such funding, DSHS may immediately terminate this Contract by providing written notice to the Contractor. The termination shall be effective on the date specified in the notice of termination.

36. Termination for Convenience. DSHS may terminate this Contract in whole or in part when it is in the best interest of DSHS by giving the Contractor at least thirty (30) calendar days written notice. The Contractor may terminate this Contract for convenience by giving DSHS at least thirty (30) calendar days' written notice addressed to DSHS at the address listed on page 1 of this Contract.

37. Termination for Default. The Contracting Officer may terminate this Contract for default, in whole or in part, by written notice to the Contractor if DSHS has a reasonable basis to believe that the Contractor has:


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                              TERMS AND CONDITIONS

          a. Failed to meet or maintain any requirement for contracting with DSHS;
          b. Failed to ensure the health or safety of any client for whom services are being provided under this Contract;
          C.   Violated any applicable law or regulation; and/or
          d. Failed to perform under or otherwise breached any provision of this Contract.

     If the Contracting Officer terminates this Contract for default, DSHS shall be entitled to all remedies available at law or in equity, including consequential damages, incidental damages, legal fees, and costs. If it is later determined that the Contractor was not in default, the termination shall be considered a termination for convenience. P

38. Termination Procedure. The following provisions shall survive and be binding on the parties in the event this Contract is terminated:

          a. The Contractor shall cease to perform any services required by this Contract as of the effective date of termination and shall comply with all instructions contained in the notice of termination.

          b. The Contractor shall immediately deliver to the DSHS Contact named in this Contract, or to his or her successor, all DSHS assets (property) in the Contractorjs possession and any property produced under this Contract. The Contractor grants DSHS the right to enter upon the Contractor's premises for the sole purpose of recovering any DSHS property that the Contractor fails to return within ten (10) calendar days of termination of this Contract. Upon failure to return DSHS property within ten (10) calendar days of the Contract termination, the Contractor shall be charged with all reasonable costs of recovery, including transportation and attorney's fees. The Contractor shall protect and preserve any property of DSHS, which is in the possession of the Contractor pending return to DSHS.

          C. In the event of termination for default, DSHS may withhold a sum from the final payment to the Contractor that DSHS determines necessary to protect DSHS against loss or additional liability. The rights and remedies provided to DSHS in this paragraph are in addition to any other rights and remedies provided at law, in equity and/or under this Contract. The Contractor may request dispute resolution as provided in this Contract.

39. Treatment of Assets Purchased by Contractor. Title to al assets (property) purchased or furnished by the Contractor is vested in the Contractor and DSHS waives all claim of ownership to such property.

40. Treatment of Client Assets. Except as otherwise provided by court order, the Contractor shall ensure that any client for whom the Contractor is providing services under this Contract shall have unrestricted access to the client's personal property. The Contractor shall not interfere with the client's ownership, possession, or use of such property. Upon termination of this Contract, the Contractor shall immediately release to the client and/or the client's guardian or custodian all of the client's personal property.

41. Treatment of DSHS Assets. Title to all assets (property) purchased or furnished by DSHS for use by the Contractor during the Contract term shall remain with DSHS. During the term of this Contract, the Contractor shall protect, maintain, and insure all DSHS property in the Contractor's possession against loss or damage.

42.  Noncompliance

     Failure on the part of the Contractor to comply with all requirements of this contract may result in the contract being rescinded, cancelled or terminated in whole or in part, and the Contractor may be

                              TERMS AND CONDITIONS

     declared ineligible for further contracts with DSHS. DSHS shall, however, give the Contractor reasonable time to cure any noncompliance.

43. Waiver of Default. Waiver of any breach or default on an occasion shall not be deemed to be a waiver of any subsequent breach or default and shall not be construed to be a modification of the Terms and Conditions of this Contract.


            APPROVED AS TO FORM BY THE OFFICE OF THE ATTORNEY GENERAL






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                                    EXHIBIT A
                                     7/1/00

                                STATEMENT OF WORK

                   INDEPENDENT THINKING SKILLS FOR MOTIVATION
                                  AND RETENTION

PURPOSE

The purpose of this statement of work is to provide an "Independent Thinking. Skills for Motivation and Retention" training to WorkFirst participants who have either refused to participate in WorkFirst adivities, have been referred back from Employment Security or are newly employed WorkFirst-participants. The curriculum and training services are designed to prepare WorkFirst participants for work.

ELIGIBILITY

The contractor shall only accept referrals made by a DSHS Case Manager or Social, Worker when referred back from ESD or recently employed. WorkFirst participants that are in sanctioned status may be eligible for this service 'with notification to DSHS after enrollment in the training.

CONTRACTOR'S OBLIGATIONS

The contractor shall:

1.   Provide  a  three-day   (20,hour)  training  addressing  the  psychological
     barriers and developing the skills necessary to become gainfullv employed. Topics include:

     *    Blind Spots/Negative Conditioning
     *    How we think
     *    Negative spiral of self-defeating Behavior
     *    Attitude Formation
     *    Comfort Zones
     *    Cycle of Self-Talk
     *    Building self-esteem
     *    Positive & Negative motivation
     *    Affirmations & Visualization
     *    Teleological Humans
     *    Goal Setting

2. Provide group and individual class assignments to break through some of the misconceptions that have defined their

                                                                EXHIBIT A 7/1/00


3.   workFirst participants will receive training material such as:

          *    Thirty Days to Gainful Employment
          * 90 Days and Beyond- 31 Essentials for Employment Retention and Advancement.
          *    ITS for Motivation and Retention
          *    Empowerment audio tape
          *    A Parenting Affirmation Workbook

4.   Provided the training* location and the qualified master trainers.

5. Provide training evaluation sheets for each class and will maintain a class roster.

6. Notify the DSHS Case Manager or Social Worker of enrollment, attendance and degree of participation from the WorkFirst participant.

DSHS EXPECTED OUTCOME

  Upon completion of the training, WorkFirst participants will have the skills necessary to participate in a WorkFirst activity, pursue a job search or remain employed.

  COMPENSATION

  DSHS shall compensate the contractor a maximum of $365 per person.

Payment Point #1:   $365 for each  WorkFirst  participant  completing the entire
                    3-day (20-hour) training.